UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 2, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 2, 2010, Kodiak Oil & Gas Corp. (the “Company”) entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) between the Company and Macquarie Barnett, LLC, effective March 31, 2010, pursuant to which the Company acquired 5,680 gross mineral acres (4,531 net) in McKenzie County, N.D.  The lands are located on the border of McKenzie and Williams Counties west of the Nesson Anticline.  Also included in the acquisition are certain surface facilities and equipment associated with a temporarily abandoned well and pipeline infrastructure that ties into a regional natural gas pipeline controlled by a third-party.

Item 7.01  Regulation FD Disclosure.

On April 6, 2010, the Company issued a press release announcing its entry into the Purchase and Sale Agreement, as described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Press release of Kodiak Oil & Gas Corp. dated April 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Chief Financial Officer, Secretary and Treasurer

Date: April 8, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Kodiak Oil & Gas Corp. dated April 6, 2010.